                                                                    EXHIBIT 99.4


             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE


To the Board of Directors
and Stockholders of
PlanVista Corporation


Our audits of the consolidated financial statements referred to in our report dated March 20, 2003, except for Note 18, for which the date is November 19, 2003, appearing on page FS-41 of this Form S-4 of PlanVista Corporation also included an audit of the Financial Statement Schedule on page 2 of this Exhibit
99.4. In our opinion, this Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


/s/ PricewaterhouseCoopers LLP


Tampa, Florida
March 20, 2003



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
                                                                    EXHIBIT 99.4


                              PLANVISTA CORPORATION
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                 (in thousands)



                                                   Beginning       Bad Debt                                     Ending
Description                                         Balance        Expense             Deductions(1)           Balance
-----------                                        ---------      ---------           --------------          ----------
Allowance for Doubtful Accounts
     December 31, 2002                              $ 6,236        $ 3,356               $ 7,606                $ 1,985

Allowance for Doubtful Accounts
     December 31, 2001                                3,300          3,348                   412                  6,236

Allowance for Doubtful Accounts
     December 31, 2000                                3,211          1,199                 1,110                  3,300


(1) Reflects direct write-off of accounts.





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